As filed with the Securities and Exchange Commission on August ●, 2016
Registration No. 333-__________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNIQUE FABRICATING, INC.

(Exact name of registrant as specified in its Charter)

Delaware	800 Standard Parkway Auburn Hills, MI 48326 (248)-853-2333	46-1846791
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices)	(IRS Employer Identification No.)

John Weinhardt
President and Chief Executive Officer
Unique Fabricating, Inc.
800 Standard Parkway
Auburn Hills, MI 48326
(248)-853-2333
(Address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ira A. Rosenberg, Esq. Sills Cummis & Gross, P.C. One Riverfront Plaza Newark, NJ 07102 (973) 643-7000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Public Offering:
Common Stock, par value $0.001 per share (1)	—	—		$50,000,000	$5,035.00	(2)
Secondary Offering:
Common Stock, par value $0.001 per share	1,444,632	$12.84	(3)	$18,549,075	$1,867.89	(3)

(1)
The registrant is registering an indeterminate number of shares of common stock up to a proposed maximum aggregate offering price not to exceed $50,000,000, which may be offered from time to time in unspecified numbers and at indeterminate prices. The proposed maximum aggregate price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended ("the Securities Act").

(2)	The registration fee has been calculated and is being paid in accordance with Rules 457(o) under the Securities Act.
(3)
Pursuant to Rule 457(c) under the Securities Act, the offering price per share and registration fee are computed based upon the average of the high and low prices reported for the registrant's common stock on the NYSE MKT on August 29, 2016.

            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 31, 2016

PROSPECTUS
$50,000,000
Common Stock

1,444,632 Shares of
Common Stock

We may offer and sell from time to time our shares of common stock in one or more offerings with an aggregate initial offering price of up to $50,000,000. This prospectus describes some of the general terms that may apply to offers and sales of the shares of our common stock. Each time we offer common stock pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any common stock. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell common stock unless accompanied by the applicable prospectus supplement.

 We may sell shares of our common stock at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, and varying prices determined at the times of sale or negotiated prices. We may sell the common stock directly or to or through underwriters or dealers, and also to other purchasers or through agents. The supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

The Peninsula Fund V Limited Partnership ("Peninsula"), or the selling stockholder, may sell up to 1,444,632 shares of common stock that it currently holds from time to time under this prospectus. We will not receive any proceeds from the sale of common stock by the selling stockholder. The shares of common stock held by the selling stockholder that are covered by this prospectus may be offered and sold from time to time directly by the selling stockholder or alternatively through underwriters or broker-dealers or agents. Such shares of common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. The selling stockholder will be responsible for any underwriting fees, discounts and commissions due to brokers, dealers or agents.

 Our common stock is listed on the NYSE MKT under the symbol "UFAB." On August 29, 2016, the closing price of our common stock as reported on the NYSE MKT was $12.89 per share.

  Investing in our common stock involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our periodic filings made with the Securities and Exchange Commission. See "Risk Factors" on page 5 of this prospectus and in other documents incorporated by reference hereto.

We are an "emerging growth company," as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the "SEC" or the "Commission"), using a "shelf" registration process. Under this shelf registration process, we may offer and sell from time to time shares of our common stock described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $50,000,000. Each time we offer common stock under this registration statement we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading "Information Incorporated by Reference."

 The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our common stock. That registration statement can be read at the SEC website (www.sec.gov) or at the SEC public reference room, as discussed below under the heading "Where You Can Find More Information."

        We may sell our shares of common stock to or through underwriters, initial purchasers, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our common stock. An applicable prospectus supplement, which we will provide each time we offer the common stock, will set forth the names of any underwriters, initial purchasers, dealers or agents involved in the sale of our common stock, and any related fee, commission or discount arrangements. See "Plan of Distribution."

When we refer to "Unique", "we", "our", "us" and the "Company" in this prospectus, we mean Unique Fabricating, Inc., unless otherwise specified.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement, as permitted by the SEC. For further information pertaining to us and the common stock offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

        We file annual, quarterly and other reports, proxy and information statements and other information with the SEC. Copies of these materials may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is http://www.sec.gov.

        Our common stock is listed on the NYSE MKT under the symbol "UFAB."

        General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.uniquefab.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed "filed" with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus:

(a)
The Company’s Annual Report on Form 10-K filed with the Commission on March 9, 2016 for the fiscal year ended January 3, 2016; (including the portions of our Proxy Statement on Schedule 14A, filed on April 28, 2016 incorporated by reference therein);

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2016;
(c)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 3, 2016;
(d)
The Company’s Current Reports on Form 8-K and 8-K/A filed with the Commission on March 2, 2016, March 24, 2016, April 15, 2016, April 29, 2016, May 3, 2016, May 12, 2016, June 9, 2016, June 24, 2016, July 5, 2016, and August 16, 2016 to the extent filed and not furnished, including any exhibits thereto; and

(e)	The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A (001-37480) filed on June 29, 2015 under the Exchange Act.

        We make available, free of charge, through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Unique Fabricating, Inc.
800 Standard Parkway
Auburn Hills, MI 48326
(248) 853-2333

        Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” relating to future events and future performance within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to us. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our financial performance, including our revenue, costs, expenditures, growth rates and operating expenses, and our ability to maintain profitability;

●	our ability to expand our customer base;

●	our ability to adapt to changing market conditions;

●	our ability to effectively manage our growth;

●	the effects of increased competition in our markets and our ability to compete effectively;

●	our ability to maintain, protect and enhance our intellectual property;

●	costs associated with defending intellectual property infringement and other claims;

●	our ability to successfully enter new markets;

●	our expectations concerning relationships with third parties; and

●	our ability to attract and retain qualified employees and key personnel.

In addition, in this prospectus, and the documents incorporated by reference into this prospectus, the words “anticipate,” “believe,” “continue,” “could,” “seek,” “might,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “approximately,” “project,” “should,” “will,” “would” or the negative or plural of these words or similar expressions, as they relate to our company, business and management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the future events and circumstances discussed in this prospectus and the documents incorporated by reference into this prospectus, may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We discuss these risks in greater detail in “Risk Factors” and elsewhere in this prospectus. We derive many of our forward-looking statements from our operating budgets and forecasts, which we base on many assumptions. While we believe that our assumptions are reasonable, we caution that it is difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus and the documents incorporated by reference into this prospectus, completely and with the understanding that our actual future results may be materially different from what we expect.

Forward-looking statements speak only as of the date of this prospectus. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. Except as required by law, we assume no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions based on new information, future events or otherwise. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

THE COMPANY

We are engaged in the engineering and manufacture of multi-material foam, rubber, and plastic components utilized in noise, vibration and harshness, acoustical management, water and air sealing, decorative and other functional applications. The Company combines a long history of organic growth with some more recent strategic acquisitions to diversify both product capabilities and markets served.

The Company currently services the North America automotive and heavy duty truck markets, in addition to the appliance, water heater and HVAC markets. Sales are conducted directly with major automotive and heavy duty truck, appliance, water heater and HVAC companies, referred throughout this Prospectus as original equipment manufacturers (OEMs), or indirectly through the Tier 1 suppliers of these OEMs. The Company has its principal executive offices in Auburn Hills, Michigan and has sales, engineering and production facilities in Auburn Hills, Michigan, Concord, Michigan, LaFayette, Georgia, Louisville, Kentucky, Evansville, Indiana, Ft. Smith, Arkansas, Bryan, Ohio, Port Huron, Michigan, London, Ontario, Monterrey, Mexico and Queretaro, Mexico. The Company also has an independent client sales representative who maintains offices in Baldham, Germany.

The Company derives the majority of its net sales from the sales of foam, rubber, plastic, and tape adhesive related automotive products. These products are produced from a variety of manufacturing processes including die cutting, compression molding, thermoforming, reaction injection molding, and fusion molding. We believe the Company has a broader array of processes and materials utilized than any of its direct competitors, based on our product offerings. By sealing out air noise and water intrusion, and by providing sound absorption and blocking, the Company's products improve the interior comfort of a vehicle, increasing perceived vehicle quality and the overall experience of its passengers. The Company's products perform similar functions for appliances, water heaters and HVAC systems, improving thermal characteristics, reducing noise and prolonging equipment life.

We primarily operate within the highly competitive and cyclical automotive parts industry. Over the past six years the industry has experienced consistent growth as it recovered from the recession of 2009. Many sectors of the supply chain are operating near capacity. Over the same period we have grown our core automotive parts business at a faster rate than the industry as a whole, reflecting our growth through acquisitions as well as indicating we are taking market share from competitors and increasing our content per vehicle on the programs we supply. We expect these trends to continue.

Corporate Information

Our principal executive offices are located at 800 Standard Parkway, Auburn Hills, Michigan 48326 and our telephone number is (248) 853-2333. Our website address is www.uniquefab.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

        Our filings with the SEC are posted on our website at www.uniquefab.com. The information found on our website is not part of this or any other report we file with or furnish to the SEC. The public can also read and copy these filings by visiting the SEC's Public Reference Room at 100 F Street NE, Washington DC 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings, including the registration statement of which this prospectus is a part, also will be available to you on the Internet Web site maintained by at the SEC at www.sec.gov.

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement related to a particular offering, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption "Risk Factors" included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2016 filed with the Securities and Exchange Commission on March 9, 2016, and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our common stock. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. In assessing the risks described in the documents incorporated by reference, you also should refer to the other information contained in or incorporated by reference in this prospectus, including our consolidated financial statements and the related notes, before deciding to purchase any shares of our common stock.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the common stock as set forth in the applicable prospectus supplement.

We will not receive any proceeds from the sale of common stock by the selling stockholder.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 15,000,000 shares of common stock, $0.001 par value per share. As of August 29, 2016, (1) we had 9,701,703 shares of common stock outstanding held of record by 44 stockholders, and (2) there were outstanding options to purchase 680,080 shares of common stock and outstanding warrants to purchase 143,286 shares of common stock.

The following description summarizes the most important terms of our common stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, which have been filed as exhibits to the registration statement with respect to our initial public offering, and to the applicable provisions of the Delaware General Corporation Law.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote can elect all of the directors standing for election. Our amended and restated certificate of incorporation and amended and restated bylaws provides for the classification of our board of directors into three classes, each nearly equal in number as possible, with each class of directors serving staggered three-year terms. Holders of our common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by our board of directors, in its discretion, out of funds legally available for dividend payments. All outstanding shares of our common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of our common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations.

Effects of Anti-Takeover Provisions of Our Restated Certificate of Incorporation, Our Restated Bylaws and Delaware Law

The provisions of (1) Delaware law, (2) our amended and restated certificate of incorporation and (3) our amended and restated bylaws discussed below could discourage or make it more difficult to prevail in a proxy contest or otherwise effect a change in our management or the acquisition of control of us by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. These provisions also are intended to discourage certain tactics that may be used in proxy fights. These provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision.  We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Classified Board of Directors; Appointment of Directors to Fill Vacancies; Removal of Directors for Cause.  Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors is divided into three classes as nearly equal in number as possible. Each year the stockholders will elect the members of one of the three classes to a three-year term of office. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors will be authorized to increase the number of directors that comprise the board of directors and to fill any positions so created by any such increase and is permitted to specify the class to which any newly appointed director is assigned. The person filling any of these positions would serve for the term applicable to that class. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board of directors may only be removed for cause and only by the affirmative vote of holders of at least a majority of the common stock. These provisions are likely to increase the time required for stockholders to change the composition of the board of directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the board of directors. In addition, stockholders will be unable to increase the number of directors that comprise the board of directors and fill such vacancies with persons approved by the stockholders.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors.  Our amended and restated bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days nor more than 120 days prior to the anniversary of the previous year’s annual meeting. For a special meeting, the notice must generally be delivered no less than 90 days nor more than 120 days prior to the special meeting or ten days following the day on which public announcement of the meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in our amended and restated bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, this business will not be conducted at the meeting.

Special Meetings of Stockholders.  Our amended and restated certificate of incorporation provides that special meetings of the stockholders may be called only by our board of directors pursuant to a resolution adopted by a majority of the total number of directors or upon the written request of the holders of at least 15% of the voting power of the outstanding capital stock of the Company entitled to vote upon matters to be brought before the proposed special meeting, and may not be called by any other person or persons.

No Stockholder Action by Written Consent.  Our amended and restated certificate of incorporation does not permit our stockholders to act by written consent. As a result, any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.

Stockholders Not Entitled to Cumulative Voting.  Our amended and restated certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose.

Choice of Forum

Our amended and restated certificate of incorporation, to the fullest extent permitted by law, provides that the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed to the Company or the Company’s stockholders by any of the Company’s directors, officers, employees or agents, (iii) any action asserting a claim against the Company arising under the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws or (iv) any action asserting a claim against the Company that is governed by the internal affairs doctrine. We may consent in writing to alternative forums. By becoming a stockholder of the Company, you will be deemed to have notice of and have consented to the provisions of our amended and restated certificate of incorporation related to choice of forum.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer LLC. The transfer agent and the registrar’s address is 77 Spruce Street, Cedarhurst, New York 11516.

Listing

Our common stock is listed on the NYSE MKT under the symbol "UFAB".

SELLING STOCKHOLDER

The following table sets forth information as of August 29, 2016 to our knowledge, about the beneficial ownership of our common stock by the selling stockholder both before and immediately after the offering.

We believe that the selling stockholder has sole voting and investment power with respect to all of the shares of common stock beneficially owned by it unless otherwise indicated.

The percent of beneficial ownership for the selling stockholder is based on 9,700,823 shares of common stock outstanding as of August 29, 2016.

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days, including upon exercise of warrants to purchase shares of our common stock.

The shares of common stock being offered by the selling stockholder pursuant to this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective. After the date of effectiveness, the selling stockholder may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of its common stock.

The selling stockholder is neither a broker-dealer nor an affiliate, as defined in Rule 405, of broker-dealers.

In March 2013, in connection with our acquisition of Unique Fabricating, Inc., we issued a 16% senior subordinated note in the aggregate principal amount of $11.5 million to Peninsula. In connection with such acquisition, we issued Peninsula 1,050,000 shares of our common stock at a price of $3.33 per share. Peninsula required the right to appoint two of our directors and the right to elect to require us to purchase its shares of our common stock for their fair market value on March 18, 2019 or March 18, 2020, at any time within the 15 day period following such dates, or upon a change of control, at the then fair market value of such shares. In connection with a subsequent acquisition, we issued an additional $1.5 million aggregate principal amount of the 16% senior subordinated note to Peninsula and, an additional 365,400 shares of our common stock at a price of $3.33 per share. We also issued warrants to Peninsula for the purchase of 29,232 shares of our common stock at a price of $3.33 per share. Such warrants were exercised in 2015. We repaid the 16% senior subordinated note, in its entirety, with proceeds from our initial public offering. Peninsula agreed to terminate its right to require us to repurchase its shares effective upon the closing of our initial public offering. In consideration for the termination of such right, we entered into a registration rights agreement with Peninsula which provides it with registration rights, including the right to require us to file on one occasion a Form S-1 registration statement, exerciseable beginning 180 days after the date of the IPO, the right to require us to file an unlimited number of registration statements on Form S-3 and the right to require us to file an unlimited number of shelf registrations on Form S-3 for offerings to be made on a continuous basis pursuant to Rule 415 of the Securities Act. Any registration statement on Form S-1 filed on behalf of Peninsula must be with respect to at least 500,000 shares and any registration statement on Form S-3 must be with respect to at least 250,000 shares. We will pay all expenses with respect to such registrations except that Peninsula will pay all underwriting discounts and commissions. We may postpone the filing of any registration statement for up to six months in certain events, including if we determine that such registration or offering could interfere with a business or financing transaction or may require premature disclosure of material information that we have a bona fide business purpose for preserving as confidential. Peninsula also has certain “piggyback” registration rights.

Pursuant to a director nomination agreement, which became effective upon completion of our initial public offering. Peninsula has the right to nominate one director until such time as its beneficial ownership of our common stock is less than 5% of our total outstanding shares of common stock. In addition, Peninsula has the right to designate an individual to attend board and committee meetings as an observer, if it no longer has the right to nominate a director and as long as Peninsula beneficially owns at least 3% of our outstanding common stock. The observer will not be able to attend any portion of a board or committee meeting during which any transaction or agreement with or for the benefit of Peninsula or any affiliate is being considered. In addition, the board and each committee may require the observer to leave a meeting if the board or committee needs to deliberate independently.

Information about the selling stockholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares Beneficially Owned Prior to this Offering			Shares Beneficially Owned After this Offering
Name of Selling Stockholder	Number (1)	Percent	Shares Offered by this Prospectus	Number (1)	Percent
The Peninsula Fund V Limited Partnership 500 Woodward Avenue, Suite 2800 Detroit, Michigan 48226	1,447,632	14.9%	1,444,632	3,000	—

(1)
Includes 3,000 shares of Common Stock that currently may be acquired by Mr.James Illikman pursuant to a stock option to acquire 7,500 shares granted to him on August 17, 2015 in consideration for his service to the Company as a director. The stock option vested as to 20% of the shares as of the date of the grant and 20% on the first anniversary; the option will vest as to 20% of the shares on each of the second, third and fourth anniversaries of the grant . The selling stockholder acquired beneficial ownership of the securities by letter agreement with Mr. Illikman, dated September 21, 2015. Pursuant to the letter agreement, Mr. Illikman agreed to assign to the selling stockholder any profits recognized upon exercise of the options and sale of the underlying securities, in consideration for his employment by the selling stockholder and his nomination by the selling stockholder to serve as a member of the Company’s board of directors. Pursuant to the letter agreement, the selling stockholder also has the authority to direct Mr. Illikman with regard to the exercise of the options and the disposition of the underlying securities in a manner consistent with the non-qualified option award agreement by which they were granted.

PLAN OF DISTRIBUTION
Sale of Common Stock by the Company

        We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

●	to or through one or more underwriters, initial purchasers, brokers or dealers;

●	through agents to investors or the public;

●	through put or call option transactions relating to our common stock;

●	directly to agents or other purchasers;

●	in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	through a combination of any such methods of sale; or

●	through any other method described in the applicable prospectus supplement.

 The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, initial purchasers, dealers or agents in connection with the offering, including:

●	the terms of the offering;

●	the names of any underwriters, dealers, or agents;

●	the names of any managing underwriter or underwriters;

●	the purchase price of the shares and the proceeds to us from the sale;

●	any over-allotment option under which the underwriters may purchase additional shares of common stock from us;

●	any underwriting discounts, concessions, commissions or agency fees and other items constituting compensation to underwriters, dealers, or agents;

●	any delayed delivery arrangements;

●	any public offering price;

●	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or

●	any securities exchange or market on which the common stock offered in the prospectus supplement may be listed.

         If we use underwriters for a sale of securities, the underwriters may acquire the securities for their own account for resale to the public, on a firm commitment basis or act on a "best efforts" basis. The underwriters may resell the shares in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of shares hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the shares will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.

         During and after an offering through underwriters, the underwriters may purchase and sell the shares in the open market.

These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered shares sold for their account may be reclaimed by the syndicate if the offered shares are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered shares, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

         If dealers are used for the sale of shares, we, or an underwriter, will sell the shares to them as principals. The dealers may then resell those shares to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

         We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

         We may sell the shares directly in transactions not involving underwriters, dealers or agents.

         We may sell the shares directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares. We will describe the terms of any such sales in a prospectus supplement.

         Underwriters, dealers and agents that participate in the distribution of the shares may be underwriters, as defined in applicable securities laws, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.

         Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.

         We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

         Under the securities laws of some states, the shares offered by us pursuant to this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

Sales of Our Common Stock by the Selling Stockholder

As of the date of this prospectus, we have not been advised by the selling stockholder as to any plan of distribution. The selling stockholder may choose not to sell any common stock. The common stock offered by the selling stockholder by this prospectus may be sold from time to time to purchasers:

●	directly by the selling stockholder or its successors, which includes its donees, pledgees, assignees or transferees or other successors-in-interest; or

●
through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent's commissions from the selling stockholder or the purchasers of the common stock. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The selling stockholder reserves the right to accept and, together with its agents, to reject, any proposed purchases of common stock to be made directly or through agents.

The selling stockholder and any underwriters, broker-dealers or agents who participate in the sale or distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. If the selling stockholder is deemed to be an underwriter, any profits on the sale of the common stock by the selling stockholder and any discounts, commissions or agent’s commissions or concessions received by the selling stockholder may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The common stock may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices

These sales may be effected in one or more transaction:

●	on any national securities exchange or quotation on which the common stock may be listed or quoted at the time of the sale;

●	in the over-the-counter market;

●	in transactions other than on such exchanges or services or in the over-the-counter-market;

●
through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

●	through the settlement of short sales; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with sales of the common stock, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

●	engage in short sales of the common stock in the course of hedging their positions;

●	sell the common stock short and deliver the common stock to close out short positions;

●	loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock;

●
enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell under this prospectus; or

●	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

The selling stockholder may from time to time transfer, pledge, assign or grant a security interest in some or all the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the transferees, pledgees, assignees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act or the rules or regulations under the Securities Act amending information concerning the selling stockholder to include the transferee, pledgee, assignee or other successors in interest as selling stockholder under this prospectus.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling stockholder.

There can be no assurance that the selling stockholder will sell any or all of the common stock under this prospectus. Further, we cannot assure you that the selling stockholder will not transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock of the selling stockholder covered by this prospectus that qualifies for sale under Rule 144 of the Securities Act may be sold by the selling stockholder under Rule 144 rather than under this prospectus. The selling stockholder’s common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus.

The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling stockholder and any other person participating in the sale of the common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

EXPERTS

The consolidated financial statements as of and for the fifty-two week period ended January 3, 2016, incorporated in this prospectus by reference from Unique Fabricating, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016, were audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.
The combined financial statements of Intasco Corporation and Intasco USA, Inc. as of and for the year ended January 31, 2015, incorporated in this prospectus by reference from Unique Fabricating, Inc.’s Current Report on Form 8-K/A (Amendment No. 1) dated June 24, 2016, were audited by Baker Tilly Virchow Krause, LLP, an independent auditor, as stated in their report. Such combined financial statements have been incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.
LEGAL MATTERS

The validity of the shares offered in this prospectus is being passed upon for us by our counsel, Sills Cummis & Gross P.C., Newark, New Jersey. Members of Sills Cummis & Gross P.C. own, in the aggregate, 32,750 shares of our common stock.
Any underwriters will be advised as to legal matters by their own counsel, which will be named in the prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth an itemization of all estimated expenses in connection with the issuance and distribution of the common stock being registered.

SEC registration fee	$6,902.89
FINRA filing fee	*
Printing fees and expenses	*
Legal fees and expenses	*
Registrar and transfer agent fees and expenses	*
Accounting fees and expenses	*
Stock exchange listing fee	*
Miscellaneous expenses	*
Total	*

* The amount of estimate fees and expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of common stock under this registration statement.

Item 15. Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that, in general, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the Delaware General Corporation Law, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the Delaware General Corporation Law. Such expenses, including attorneys’ fees, incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(g) of the Delaware General Corporation Law provides that, in general, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Our amended and restated certificate of incorporation and bylaws provide that we will indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was one of our directors or officers or, while serving as one of our directors or officers, is or was serving at our request as a director, officer, employee, or agent of another corporation or of another entity, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person, subject to limited exceptions relating to indemnity in connection with a proceeding (or part thereof) initiated by such person. Our amended and restated certificate of incorporation and bylaws further provide for the advancement of expenses to each of our officers and directors.

Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may be amended from time to time, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the Delaware General Corporation Law, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividend or unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

We also currently have and intend to maintain a general liability insurance policy which covers certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the Delaware General Corporation Law or the provisions of our amended and restated certificate of incorporation and amended and restated bylaws.

We have entered into an indemnification agreement with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements will require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements will also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding.

Item 16. Exhibits

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table set forth in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided however, that paragraphs (a)(1)(i),(a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of an included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

 (6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8) That:

(i)
For purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registration statement pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deeded to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, State of Michigan, on August 31, 2016.

UNIQUE FABRICATING, INC.

Date: August 31, 2016	By:	/s/ John Weinhardt
Name: John Weinhardt
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of John Weinhardt and Thomas Tekiele, such undersigned’s true and lawful attorney-in-fact and agent, with full power to act separately and with full power of substitution and re-substitution for the undersigned in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ John Weinhardt	By:	/s/ Richard L. Baum
	Name: John Weinhardt		Name: Richard L Baum
	Title: Chief Executive Officer, President and Director (Principal Executive Officer)		Title: Chairman of the Board
Dated:	August 31, 2016	Dated:	August 31, 2016
By:	/s/ Thomas Tekiele	By:	/s/ Paul Frascoia
	Name: Thomas Tekiele		Name: Paul Frascoia
	Title: Chief Financial Officer (Principal Financial and Accounting Officer)		Title: Director
Dated:	August 31, 2016	Dated:	August 31, 2016
By:	/s/ Mary Kim Korth	By:	/s/ William Cooke
	Name: Mary Kim Korth		Name: William Cooke
	Title: Director		Title: Director
Dated:	August 31, 2016	Dated:	August 31, 2016
By:	/s/ James Illikman	By:	/s/ Donn Viola
	Name: James Illikman		Name: Donn Viola
	Title: Director		Title: Director
Dated:	August 31, 2016	Dated:	August 31, 2016

INDEX TO EXHIBITS

Exhibit No.	Description
1.1*	Underwriting Agreement
3.1**	Amended and Restated Certificate of Incorporation
3.2***	Amended and Restated Bylaws
4.1****	Form of Common Stock Certificate
5.1+	Opinion of Sills Cummis & Gross P.C.
23.1+	Consent of Baker Tilly Virchow Krause, LLP, an Independent Registered Public Accounting Firm
23.2+	Consent of Baker Tilly Virchow Krause, LLP, an Independent Auditor
23.3+	Consent of Sills Cummis & Gross P.C. (included in its Opinion filed as Exhibit 5.1 hereto)
24.1+	Power of Attorney (included on the signature page of this registration statement)

* To be filed as an exhibit to one or more Current Reports on Form 8-K or other documents incorporated by reference herein or to a post-effective amendment hereto, if applicable
** Filed as Exhibit 3.2 to Form S-1/A File No. 333-200072, dated June 29, 2015
*** Filed as Exhibit 3.4 to Form S-1/A File No. 333-200072, dated June 29, 2015
**** Filed as Exhibit 4.1 to Form S-1/A File No. 333-200072, dated June 29, 2015
+ Filed herewith.